      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1999

                                                  REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                REMEDYTEMP, INC.
             (Exact name of Registrant as specified in its charter)
                                 101 ENTERPRISE
                          ALISO VIEJO, CALIFORNIA 92656
                                 (949) 425-7600
                    (Address of Principal Executive Offices)

         CALIFORNIA                                         95-2890471
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                      AMENDED AND RESTATED REMEDYTEMP, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

              COSMAS N. LYKOS                                    RONALD BEARD, ESQ.
    VICE PRESIDENT AND GENERAL COUNSEL                      GIBSON, DUNN & CRUTCHER LLP
              101 ENTERPRISE                                  4 PARK PLAZA, SUITE 1800
       ALISO VIEJO, CALIFORNIA 92656                       IRVINE, CALIFORNIA 92614-8557
              (949) 425-7600                                       (949) 451-3874
(Name, address, zip code, and telephone number,    (Name, address, zip code, and telephone number,
   including area code, of agent for service)        including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF              AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED (1)       PER SHARE(2)            PRICE(2)              FEE
------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $0.01 per share          575,000 (3)           13.28125            7,636,718.75         $2123.01
============================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated RemedyTemp, Inc. 1996 Stock Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) based on the average of the high and low prices for the Class A Common Stock of RemedyTemp, Inc. as reported on March 29, 1999 on the Nasdaq National Market.
(3) Represents an increase in the number or shares authorized for issuance under the Plan.

        This Registration Statement on Form S-8 is filed by RemedyTemp, Inc. (the "Company") relating to an additional 575,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), issuable to officers, directors, key employees and consultants of the Company upon exercise of stock options or pursuant to certain other awards granted under the Amended and Restated RemedyTemp, Inc. 1996 Stock Incentive Plan (the "Plan"), amended effective February 17, 1999 to increase to 1,800,000 the number of shares that may be issued pursuant to awards under the Plan, and consists of only those items required by General Instruction E to Form S-8.

            INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT
            --------------------------------------------------------

        Pursuant to General Instruction E to Form S-8, the contents of (a) the Registration Statement on Form S-8 (Registration No. 333-11307), filed with the Securities and Exchange Commission on September 3, 1996, and (b) the Registration Statement on Form S-8 (Registration No. 333-47581), filed with the Securities and Exchange Commission on March 3, 1998, are incorporated herein by reference and made a part hereof.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constituted a part of this Registration Statement.

ITEM 8.  EXHIBITS.
         4.1    Specimen Stock Certificate*
         4.2    Shareholder Rights Agreement*
         4.3    Amended and Restated Articles of Incorporation of the Company**
         5.1    Opinion of Cosmas N. Lykos, Vice President and General Counsel
                to the Company, as to the legality of the securities being registered
         23.1   Consent of PricewaterhouseCoopers LLP, independent accountants
         24     Power of Attorney (contained on signature page hereto)

         * Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.
         ** Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on April 2, 1999.

                                            REMEDYTEMP, INC.

                                            By:  /s/  Paul W. Mikos
                                                 -------------------------------
                                                 Paul W. Mikos
                                                 President and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

        Each person whose signature appears below constitutes and appoints Paul
W. Mikos and Alan M. Purdy his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              NAME                               TITLE                         DATE
        /s/ Paul W. Mikos          Director, President and Chief          April 2, 1999
---------------------------------  Executive Officer (Principal
          Paul W. Mikos            Executive Officer)

        /s/ Alan M. Purdy          Chief Financial Officer (Principal     April 2, 1999
---------------------------------  Financial Officer and Principal
          Alan M. Purdy            Accounting Officer)

  /s/ Robert E. McDonough, Sr.     Director, Chairman of the Board        April 2, 1999
---------------------------------
    Robert E. McDonough, Sr.

     /s/ William D. Cvengros       Director                               April 2, 1999
---------------------------------
       William D. Cvengros

        /s/ James L. Doti          Director                               April 2, 1999
---------------------------------
          James L. Doti

      /s/ Robert A. Elliott        Director                               April 2, 1999
---------------------------------
        Robert A. Elliott

      /s/ J. Michael Hagan         Director                               April 2, 1999
---------------------------------
        J. Michael Hagan

        /s/ John Zaepfel           Director                               April 2, 1999
---------------------------------
          John Zaepfel

                                INDEX TO EXHIBITS

                                                                              Sequentially
   Exhibit No.     Description                                                Numbered Page
   -----------     -----------                                                -------------
       4.1         Specimen Stock Certificate                                       *

       4.2         Shareholder Rights Agreement                                     *

       4.3         Amended and Restated Articles of Incorporation                  **

       5.1         Opinion of Cosmas N. Lykos, Vice President and General
                   Counsel to the Company, as to the legality of the securities being registered

      23.1 Consent of PricewaterhouseCoopers LLP, independent accountants

      24.1         Power of Attorney (contained on signature page hereof)


* Incorporated by reference to the exhibit of same number to the registrant's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.

** Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.